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                                   Exhibit 1.1

                           Borrowing Base Certificate


Borrower's Name:                Marlton Technologies, Inc., et al.
Date:
Amount of Line of Credit:       $12,000,000
Bank Name:                      Wachovia Bank, National Association
Address:                        123 South Broad Street
City, State, Zip:               Philadelphia, PA 19109

Pursuant to the Second Amended and Restated Revolving Credit and Security Agreement ("Agreement") between us, the undersigned hereby certifies to you as of the above date the following:

(A)      Aggregate amount of accounts receivable......................................        $______________

(B)      Less ineligible accounts:
                  More than 60 days after contractual or specified due date or
                       120 days after invoice date....................................        $______________
                  Pre-Billings or Deposit Requests....................................        $______________
                  Foreign based accounts..............................................        $______________
                  Accounts contingent on further actions..............................        $______________
                  Owed by an affiliate, subsidiary, employee, shareholder
                       or other related party.........................................        $______________
                  Disputed, contra account, or subject to counterclaim
                       in excess of 5%................................................        $______________
                  Owed by account debtor having greater than 50%
                       other ineligible accounts......................................        $______________
                  Owed by insolvent account debtor....................................        $______________
                  Miscellaneous.......................................................        $______________

         Total ineligible accounts....................................................        $______________

(C)      Net amount of Qualified Accounts.............................................        $______________

(D)      80% of Qualified Accounts....................................................        $______________

(E)      DMS Inventory................................................................        $______________

(F)      Sparks Work-In-Process Inventory.............................................        $______________

(G)      Sparks Raw Materials.........................................................        $______________


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
(H)      Qualified Inventory (E+F+G)..................................................        $______________

(I)      30% of Qualified Inventory...................................................        $______________

(J)      Cap on Inventory ($2,000,000)................................................        $     2,000,000

(K)      Current Borrowing Base:
         Line (D) plus the lesser of line (I) or (J)..................................        $______________

(M)      Less any reserves for Letters of Credit, Bankers Acceptances,
              or any other availability offsets.......................................        $______________

(N)      Outstanding principal balance today..........................................        $______________

(O)      Availability/Overadvance.....................................................        $______________



         The undersigned hereby certifies, represents and warrants to Wachovia Bank, National Association the following:

1. The description of Qualified Accounts and Qualified Inventory and the values assigned thereto are true and accurate.

2. All of the representations and warranties contained in the Agreement or in any loan documents are true and correct.

3.    The Borrower is in compliance with all existing loan covenants.

4. No event has occurred, or would result from advances made in connection herewith, that constitutes an event of default under the Agreement.

5. The Borrower will supply additional reports and financial information as reasonably requested.

Borrower's Name:  Marlton Technologies, Inc., et al.


By: _____________________________________
    Print Name:__________________________
    Print Title:_________________________